UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street Suite 2000, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	MCHX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2020 (the “Effective Date”), the Compensation Committee of Marchex, Inc. (“Marchex”) approved target cash bonus compensation under the Marchex Amended & Restated Annual Incentive Plan for the 2021 fiscal year. The initial executive officer participants for the 2021 fiscal year are Michael Arends and Russell Horowitz. If all targets are met at 100%, the aggregate bonus pool amount is $568,438 (the “Target Amount”), with the maximum aggregate bonus pool amount being 195% of the Target Amount. The target bonus payout percentages shall be 50% to 195% based on the performance target category and shall be based on achieving specified revenue (new revenue and total revenue) and adjusted OIBA targets to include the 2021 fiscal year with each target category weighted 33 1/3%.

In addition, on the Effective Date, the Compensation Committee of Marchex approved target cash bonus compensation for John Roswech, the Chief Revenue Officer of Marchex, and Ryan Polley, the Chief Product and Strategy Officer of Marchex, for purposes of their employment agreements. Mr. Roswech’s target bonus amount is $250,000 based on the achievement of new revenue and total revenue performance goals, and Mr. Polley’s target bonus amount is $160,000 based on the achievement of new product revenue goals and technology expense initiatives, subject to the Annual Incentive Plan maximum bonus percentage.

On December 31, 2020 (the “Grant Date”), the Compensation Committee, pursuant to its review of equity award incentives for executive officers of the Corporation, approved stock option grants and grants of restricted stock under the Corporation’s 2012 Stock Incentive Plan (the “Plan”) effective on the Grant Date to the executive officers in the below table (subject to continued employment at such time) in the following amounts:

Name of Executive Officer	Option for Number of Shares of Class B Common Stock	Number of Restricted Shares of Class B Common Stock
Russell C. Horowitz	95,000	95,000
Michael Arends	195,000	195,000

Each such option shall have an exercise price of $1.96 per share, the closing price of the Corporation’s Class B common stock on the Grant Date, shall be an incentive stock option to the extent permitted by the Internal Revenue Code of 1986, as amended (the “Code”), and otherwise a nonqualified stock option. The restricted stock will be valued based upon the closing price of the Corporation’s Class B common stock on the Grant Date.

Such options and shares of restricted stock shall vest on the fifth annual anniversary of the Grant Date with accelerated vesting upon certain events and subject to continued employment at all such times. With respect to acceleration, (a) 50% of such options and shares of restricted stock shall vest upon attainment of specified revenue, adjusted OIBA or share price targets at the later of eighteen (18) months or performance attainment (2021 revenue (or trailing 12 months revenue) exceeding 120% of 2020 level, 2021 adjusted OIBA (or trailing 12 months adjusted OIBA) exceeding specified multiples of 2020 level, or the Class B Common Stock share price for twenty (20) consecutive trading days exceeding 150% of the initial 2020 consecutive trading day average), and (b) such remaining unvested options and shares of restricted stock shall vest upon attainment of specified revenue, adjusted OIBA or share price targets at the later of thirty (30) months or performance attainment (trailing twelve (12) month revenue exceeding 127% of 2020 level, trailing twelve (12) month adjusted OIBA exceeding specified multiples of 2020 level higher than the initial performance target above, or the Class B Common Stock share price for twenty (20) consecutive trading days exceeding 160% of the initial 2020 consecutive trading day average). Such options and shares of restricted stock shall also be subject to the Corporation’s standard form of executive officer “Double-Trigger Change in Control Acceleration” of vesting to the extent not otherwise vested upon such event.

On January 4, 2021 (the “Second Grant Date”), the Compensation Committee, pursuant to its review of equity award incentives for executive officers of the Corporation, approved stock option grants and grants of restricted stock under the Plan effective on the Second Grant Date to the executive officers in the below table (subject to continued employment at such time) in the following amounts:

Name of Executive Officer	Option for Number of Shares of Class B Common Stock	Number of Restricted Shares of Class B Common Stock
Russell C. Horowitz	41,000	41,000
Ryan Polley	20,000	20,000
John Roswech	35,000	35,000
Michael Arends	46,000	46,000

Each such option shall have an exercise price of $2.02 per share, the closing price of the Corporation’s Class B common stock on the Second Grant Date, shall be an incentive stock option to the extent permitted by the Code, and otherwise a nonqualified stock option. The restricted stock will be valued based upon the closing price of the Corporation’s Class B common stock on the Second Grant Date. Such options will vest over four years, with 25% of the total option shares vesting on the first anniversary of the Second Grant Date and the remainder vesting quarterly thereafter over the next three (3) year period in equal increments of 6.25% of the aggregate amount of such shares, and such restricted stock will vest over four years, with 25% of the total shares vesting on the first, second, third and fourth annual anniversaries of the Second Grant Date, and with accelerated vesting of such options and restricted stock upon certain events.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: January 4, 2021	By:	/s/ MICHELLE PATERNITI
	Name:	Michelle Paterniti
	Title:	General Counsel and Corporate Secretary